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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): November 20, 2000


                               FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

         Ohio                           0-8076                   31-0854434
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)

         Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio                          45263
 (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (513) 579-5300

                                 Not Applicable
             (Former name or address, if changed since last report)
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Item 5. Other Events and Regulation FD Disclosure

     On November 20, 2000, Fifth Third Bancorp signed a definitive agreement to acquire Old Kent Financial Corporation in a pooling-of-interests transaction, which is expected to close in the second quarter of 2001. Given the expected second quarter closing of this transaction, Fifth Third's first quarter 2001 results, scheduled to be reported on April 16, 2001, will not reflect the impact of Old Kent's first quarter 2001 results.

     To further assist investors, financial analysts and other interested parties in determining the effect the pending transaction will have on Fifth Third's future results, Fifth Third has prepared the attached unaudited condensed pro forma financial statement information and supplemental financial data for the year ended December 31, 2000 and for the three months ended December 31, 2000, September 30, 2000, June 30, 2000 and March 31, 2000. The unaudited condensed pro forma financial statement information and supplemental financial data reflect the effect of the transaction as if the entities had been combined using pooling-of-interests accounting for all periods presented. This pro forma information should be read in conjunction with the Registration Statement filed by Fifth Third for its acquisition of Old Kent (File Number 333-52182).

     The attached information does not take into account any divestitures that might be required by the regulatory authorities in connection with the acquisition of Old Kent. During 2001, Fifth Third also expects the following transactions to occur, the effects of which are not reflected in the attached information:

         DIVESTITURE OF CERTAIN COMPONENTS OF OLD KENT'S MORTGAGE BANKING
         BUSINESS

         As announced on February 7, 2001, strategic alternatives are being considered for the portion of Old Kent's mortgage banking business related to areas outside the combined Midwestern banking market areas of Old Kent and Fifth Third. During the year ended December 31, 2000, this portion of Old Kent's mortgage banking business generated approximately $20 million in net interest income, $99 million in non-interest income and less than $10 million in net income.

         DIVESTITURE OF OLD KENT'S SUBPRIME MORTGAGE BANKING BUSINESS

         Strategic alternatives are being considered for Old Kent's subprime mortgage banking business. During the year ended December 31, 2000, Old Kent's subprime mortgage banking business generated approximately $2 million in net interest income, $13 million in non-interest income and no net income.

         DIVESTITURE OF OLD KENT LEASING SERVICES CORPORATION

         Strategic alternatives are being considered for the Old Kent Leasing Services Corporation, which specializes in small ticket leasing. During the year ended December 31, 2000, Old Kent Leasing generated approximately $5 million in net interest income after provision for credit losses, $5 million in non-interest income and $2 million in net income.

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     The intent of this filing is to allow shareholders and potential investors to refine their expectations of Fifth Third's 2001 growth rates after considering the effect of pooling restatements, divestitures and the changing economic conditions facing the industry.


                                    * * * * *

     As previously disclosed in Fifth Third Bancorp's Current Report on Form 8-K filed on January 30, 2001, Fifth Third Bancorp's board of directors rescinded the board's authorization of June 20, 2000 to purchase up to five percent of Fifth Third's outstanding shares of common stock on the open market. Under this authorization, Fifth Third had purchased 3,680,000 shares of its common stock, which were used in the acquisition of Ottawa Financial Corporation.

                                    * * * * *

     This document contains forward-looking statements about Fifth Third Bancorp, Old Kent Financial Corporation and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third, Old Kent and the combined company including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third and Old Kent do business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third and Old Kent are engaged; (6) changes in the securities markets; and (7) the possibility that the merger or the planned divestitures will not occur when or as anticipated. Further information on other factors which could affect the financial results of Fifth Third after the merger are included in Fifth Third's and Old Kent's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third or Old Kent.

Item 7. Financial Statements and Exhibits

        Exhibit 99 - Unaudited Condensed Pro Forma Financial Statement
                     Information and Supplemental Financial Data



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FIFTH THIRD BANCORP
                              (Registrant)



March 5, 2001                 /s/ Roger W. Dean
                              ---------------------
                              Roger W. Dean
                              Senior Vice President
                              and Controller